News Release

LANDAUER

LANDAUER, INC. announces acquisition of

IZI Medical Products, LLC

Company Maintains 2011 Dividend Policy and Confirms Fiscal 2011 Guidance

For Further Information Contact:

Jim Polson

FTI Consulting

Phone: 312-553-6730

Email: Jim.Polson@fticonsulting.com

GLENWOOD, Ill .— November 14, 2011—Landauer, Inc. (NYSE: LDR), a recognized global leader in personal and environmental radiation monitoring and the leading domestic provider of outsourced medical physics services, today announced that it has acquired all of the outstanding equity interests of IZI Medical Products, LLC (IZI Medical Products) of Baltimore, MD, for a purchase price of approximately $93 million. IZI Medical Products is a leading provider of high quality medical consumable accessories used in radiology, radiation therapy, and image guided surgery procedures and was a portfolio company of Boston based Riverside Partners, a private equity firm with two decades of experience with middle market healthcare and technology companies.

“IZI Medical Products is a significant addition to our product and service offering to help customers ensure the safe utilization of radiation and supports our growth objectives via strategic expansion,” stated Bill Saxelby, President and CEO of Landauer. “IZI Medical Products expands Landauer’s addressable market opportunities in both the U.S. and international markets and brings a very talented team of individuals with a similar culture to Landauer. This partnership provides considerable opportunities and resources for the IZI organization and I look forward to working with Helen Shafer, CEO of IZI Medical Products, and her team.”

IZI Medical Products has a broad product portfolio ranging from consumables used with MRI, CT, and Mammography technologies to highly engineered consumable passive reflective markers used during Image Guided Surgery procedures. With a global customer base and two decades of research and development expertise, IZI is well positioned to serve the growing and attractive radiation oncology, radiology, and image guided surgery end markets.

Saxelby added, “The acquisition is an excellent strategic fit and enhances our radiation safety continuum offering. There is significant synergy of customers between the companies and the combined brands of two market leaders allows for an expanded breadth of products and services to our healthcare clients. Sales for IZI Medical Products for the nine months ended September 30, 2011 were approximately $14 million.”

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”The IZI team is excited about becoming a part of Landauer,” said Helen Shafer, CEO of IZI Medical Products. “We believe that Landauer’s resources will be of significant value to our long-term growth strategy and the fit from a cultural perspective is outstanding. We look forward to a long and profitable relationship with Landauer.”

IZI Medical Products was acquired for approximately $93 million in cash, subject to customary purchase price adjustments. The acquisition is expected to be approximately $0.12-$0.16 accretive to earnings per share in fiscal year 2012. The structure of the transaction also provides Landauer with a future tax benefit with a net present value of approximately $18.6 million.

Senior Debt Facility

Landauer obtained financing for the IZI Medical Products acquisition through refinancing of Landauer’s existing debt with a new $175 million revolving debt facility with a term of five years. This new line of credit will support borrowings to cover the purchase price and other costs associated with the transaction, refinance existing debt as well as provide in excess of $40 million for potential future strategic transactions and working capital needs. Robert W. Baird & Co. acted as financial advisor to Landauer on this transaction, while BMO Harris Bank is Administrative Agent and BMO Capital Markets and PNC Capital Markets were Co-Lead Arrangers on the debt refinancing and new debt facility.

Dividend Policy

The Company also announced today that its Board of Directors has declared a regular quarterly cash dividend of $0.55 per share for the first quarter of fiscal 2012. This represents an annual rate of $2.20 per share, consistent with fiscal 2011 levels. The dividend will be paid on January 4, 2012 to shareholders of record on December 9, 2011.

“Landauer is committed to maintaining its dividend policy which enables the company to continue to return cash to shareholders,” stated Saxelby. “We believe that our focus on driving shareholder value, the strength of our product offering and our position as the market leader in global dosimetry services, medical physics services and image guided surgery procedures will continue to drive the growth and development of Landauer over the long term.”

Fiscal 2011 Guidance

Landauer also confirmed its fiscal 2011 guidance. Although results for fiscal 2011 are not yet final, the Company anticipates fiscal 2011 consolidated revenue for the year to be in the range of $120 to $126 million, and reported net income for fiscal 2011 to be in the range of $24 to $26 million, consistent with guidance provided at the end of its third quarter. Landauer will provide full quarterly and annual results during the upcoming fourth quarter and full year 2011 earnings call as well as outline fiscal 2012 guidance, on or around December 6, 2011.

Conference Call Details

Landauer has scheduled a conference call for investors over the Internet on Tuesday, November 15, 2011 at 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time). To participate, callers should dial (877)-941-8631 (within the United States and Canada), or (480)-629-9867 (international callers) about 10 minutes before the presentation. To listen to a webcast on the Internet, please go to the Company’s website at http://www.landauerinc.com at least 15 minutes early to register, download and install any necessary audio software.  Investors may access a replay of the call by dialing (800)-406-7325 (within the United States and Canada), or (303)-590-3030 (international callers), passcode 4488923#, which will be available until December 15, 2011.  The replay of the call will remain available on Landauer’s website for 90 days.

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About Landauer

Landauer is a leading global provider of technical and analytical services to determine occupational and environmental radiation exposure and is the leading domestic provider of outsourced medical physics services. For more than 50 years, the Company has provided complete radiation dosimetry services to hospitals, medical and dental offices, universities, national laboratories, nuclear facilities and other industries in which radiation poses a potential threat to employees. Landauer’s services include the manufacture of various types of radiation detection monitors, the distribution and collection of the monitors to and from customers, and the analysis and reporting of exposure findings. The Company provides its dosimetry services to approximately 1.6 million individuals globally. In addition, through its Global Physics Solutions subsidiary, the Company provides therapeutic and imaging physics services to the medical physics community.

Safe Harbor Statement

Some of the information shared here (including, in particular, the section titled “Fiscal 2011 Guidance”) constitutes forward-looking statements that are based on assumptions and involve certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. These factors include the following, without limitation: assumptions, risks and uncertainties associated with IZI Medical Products’ future performance, the Company’s development and introduction of new technologies in general; the ability to protect and utilize the Company’s intellectual property; continued customer acceptance of the InLight technology; the adaptability of optically stimulated luminescence (OSL) technology to new platforms and formats; military and other government funding for the purchase of certain of the Company’s equipment and services; the impact on sales and pricing of certain customer group purchasing arrangements; changes in spending or reimbursement for medical products or services; the costs associated with the Company’s research and business development efforts; the usefulness of older technologies and related licenses and intellectual property; the effectiveness of and costs associated with the Company’s IT platform enhancements; the anticipated results of operations of the Company and its subsidiaries or ventures; valuation of the Company’s long-lived assets or business units relative to future cash flows; changes in pricing of products and services; changes in postal and delivery practices; the Company’s business plans; anticipated revenue and cost growth; the ability to integrate the operations of acquired businesses and to realize the expected benefits of acquisitions; the risks associated with conducting business internationally; costs incurred for potential acquisitions or similar transactions; other anticipated financial events; the effects of changing economic and competitive conditions, including instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; foreign exchange rates; government regulations; accreditation requirements; changes in the trading market that affect the cost of obligations under the Company’s benefit plans; and pending accounting pronouncements. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from what is anticipated today. These risks and uncertainties also may result in changes to the Company’s business plans and prospects, and could create the need from time to time to write down the value of assets or otherwise cause the Company to incur unanticipated expenses. Additional information may be obtained by reviewing the information set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended September 30, 2010, and other reports filed by the Company from time to time with the Securities and Exchange Commission. The Company does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in the Company’s expectations, except as required by law.

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